                                  EXHIBIT E

                                Item 16(a)(21)

                                                                      Exhibit 21
                                                                      ----------


              NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        Subsidiaries of the Registrant
                              December 31, 1994


                                                               State of
Subsidiary                                                   Incorporation
- --------------------------------------------------------     -------------
Financial Horizons Life Insurance Company                    Ohio

West Coast Life Insurance Company                            California

Employers Life Insurance Company of Wausau                   Wisconsin

National Casualty Company                                    Michigan

Nationwide Financial Services, Inc.                          Ohio


All business operations of Nationwide Life Insurance Company and all of its subsidiaries are conducted using each company's legally registered name.